Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Misonix, Inc. (the “Company “) on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Stavros G. Vizirgianakis, Chief Executive Officer of the Company, certify, that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2017	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Misonix, Inc. and will be retained by Misonix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.